SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): May 29, 2003 (May 29, 2003)

                                Arch Coal, Inc.
              (Exact name of registrant as specified in its charter)

         Delaware                        1-13105                43-0921172
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
    of incorporation)                                        Identification No.)


               One CityPlace Drive, Suite 300, St. Louis, Missouri 63141
                 (Address of principal executive offices)       (Zip code)


         Registrant's telephone number, including area code: (314) 994-2700














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Item 5. Other  Events.

     On May 29, 2003, Arch Coal, Inc. (the "Company"), announced via press release that it had signed a definitive agreement to acquire Vulcan Coal Holdings LLC, which owns all of the equity of Triton Coal Company, for a purchase price of $364 million. A copy of the Company's press release is attached hereto and incorporated herein by reference in its entirety.


Item 7.  Financial Statements and Exhibits.

         (c) The following Exhibit is filed with this Current Report on Form
8-K:

           Exhibit No.               Description
            99                        Press Release dated as of May 29, 2003




























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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 29, 2003                   ARCH COAL, INC.



                                       By:  /s/ Janet L. Horgan
                                          Janet L.Horgan
                                          Assistant General Counsel and
                                            Assistant Secretary































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




                                  EXHIBIT INDEX


Exhibit No.                 Description

99                         Press Release dated as of May 29, 2003





































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
                                                                      Exhibit 99

News from
Arch Coal, Inc.
--------------------------------------------------------------------------------
                                                        FOR FURTHER INFORMATION:
                                                                   Deck S. Slone
                                                                 Vice President,
                                                   Investor and Public Relations
                                                                  (314) 994-2717
                                                           FOR IMMEDIATE RELEASE
                                                                    May 29, 2003


Arch Coal Signs Definitive Agreement to Acquire Triton Coal Company

     St. Louis - Arch Coal, Inc. (NYSE:ACI) announced today that it had signed a definitive agreement to acquire Vulcan Coal Holdings LLC, which owns all of the equity of Triton Coal Company, for a purchase price of $364 million. Triton is the nation's seventh largest coal producer and the operator of two mines in Wyoming's Powder River Basin. These mines, North Rochelle and Buckskin, produced a combined total of 42.2 million tons of coal in 2002 and are supported by a reserve base of approximately 744 million tons. Triton Coal Company had total revenues of $289.2 million in 2002.

     "We are excited about this acquisition and its potential to create long-term value for our shareholders and substantial benefits for our customers," said Steven F. Leer, Arch Coal's president and chief executive officer. "One of our principal growth strategies is to build upon our existing position in Wyoming's Powder River Basin, which is the nation's largest and fastest growing coal supply region. We view Triton as an ideal fit with our existing operations in the basin. The addition of Triton creates unique opportunities for operating synergies between the combined companies, enhances our portfolio of product offerings, and increases our PRB reserve base by approximately 50%."

     Leer indicated that the acquisition is expected to be accretive to earnings and cash flow immediately.

     James M. Hake, president and chief executive officer of Triton, added: "We are very excited about this transaction, which we think promotes the best interests of our customers and employees, and provides liquidity to our current investors."

Triton's operations

     The North Rochelle mine is located near the town of Wright, Wyo., in the southernmost tier of the PRB, and shares a 5.5-mile property line with Arch's existing Black Thunder mine. Like Black Thunder, North Rochelle is strategically located on the joint rail line operated by the Union Pacific and BNSF railroads, which gives it cost-competitive access for a very broad geographic area. In 2002, North Rochelle produced 23.9 million tons of coal. It currently employs 287 people and operates on a reserve base of approximately 250 million tons.

     North Rochelle possesses one of the highest quality reserve bases in the PRB, with an average heat content of approximately 8800 Btus per pound and a sulfur content of just over 0.5 pounds of sulfur dioxide (SO2) per million Btus. (Coal with a sulfur content of less than 1.2 pounds of SO2 per million Btus is characterized as "compliance" quality, which means that it meets the most stringent standards of the Clean Air Act; North Rochelle's output is often characterized as "super-compliance.")

     "Because of its extremely low sulfur content, North Rochelle's output is regarded as highly desirable by many customers and earns a premium in the marketplace," Leer said. "The addition of this super-compliance product will enable us to serve a new group of customers, while expanding the slate of products we can offer to our existing customer base."

     The Buckskin mine is located near Gillette, Wyo., on the BNSF rail system. It produces 8400-Btu, compliance quality coal. In 2002, Buckskin produced 18.3 million tons of coal. It employs 195 people and operates on a reserve base totaling 494 million tons.

     "As demand for Powder River Basin coal grows, we expect 8400-Btu coal to become increasingly attractive," Leer said. "Buckskin provides us with a solid foundation of production and reserves from which to serve these growing needs."

     The two mines employ an equipment fleet that includes a dragline, seven electric shovels, and a fleet of 24 trucks ranging in size from 190 tons to 320 tons. North Rochelle employs a state-of-the-art, high-capacity unit-train loading facility.

Operating synergies

     "We expect significant operating synergies from the combined operations," Leer said. "We have identified significant opportunities for cost savings and productivity improvements across all the operations in the areas of administration, purchasing and inventory management, and we see even greater potential for savings through the integration of Black Thunder and North Rochelle." Leer indicated that Arch would also apply its expertise in the area of GPS-enabled equipment dispatch at the Triton operations.

     As previously noted, North Rochelle and Arch's existing Black Thunder mine are contiguously located. Leer indicated that the optimization of the mining sequence at the two mines, as well as the more efficient utilization of the combined equipment fleet and rail loadouts, should deliver significant benefits.

     Moreover, Leer noted that Arch has a proven track record as an efficient operator in the PRB. "Since the acquisition of the Black Thunder mine in June 1998, we have increased the mine's productivity by approximately 13% and now rank as the most productive operator in the basin," Leer said.

The expanded company

     "The Powder River Basin is well positioned to serve the nation's growing demand for clean-burning, low-cost fuel for electric generation," Leer said. "Over the past 10 years, demand for PRB coal has grown at a 6% compound annual growth rate as it has taken sales from other geographic regions. We believe that it will maintain that robust level of growth well into the future. With the acquisition of Triton, we have created a strong platform for future growth."

     The acquisition increases Arch's total reserves in the PRB by approximately 50%, from 1.4 billion tons to 2.1 billion tons.

     Although Arch anticipates a small reduction in administrative staff, the company expects to retain the great majority of the Triton workforce. "We believe the men and women of Triton Coal will be a valuable addition to Arch Coal," Leer said. "The sharing of skills, knowledge and ideas represents yet another synergy that should create value and make the combined company a stronger competitor in the future."

     Arch will finance the acquisition with cash and borrowings under its existing bank revolver.

     Consummation of the transaction is conditioned upon obtaining all necessary governmental and regulatory consents and other customary conditions. The boards of Arch Coal and Vulcan Coal Holdings LLC have approved the transaction.

     "With the completion of this acquisition, Arch will have strengthened its position as a major supplier of clean-burning, low-sulfur coal in both the eastern and western United States," Leer said. "With natural gas in short supply and extended outages planned at some of the nation's nuclear power plants, it is becoming increasingly evident that coal must play a vital role in satisfying the nation's future energy requirements. We believe that Arch is strategically positioned to serve these growing needs."

     Rothschild Inc. acted as financial advisor to Vulcan Coal Holdings and Triton in the transaction.

     Arch Coal is the nation's second largest coal producer, with subsidiary operations in West Virginia, Kentucky, Virginia, Wyoming, Colorado and Utah. Through these operations, Arch Coal provides the fuel for approximately 6% of the electricity generated in the United States.

     Forward-Looking Statements: Statements in this press release which are not statements of historical fact are forward-looking statements within the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available to, and expectations and assumptions deemed reasonable by, the company. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those projected in the statements. These expectations, assumptions and uncertainties include: the company's expectation of continued growth in the demand for electricity; expected synergies resulting from the acquisition; belief that legislation and regulations relating to the Clean Air Act and the relatively higher costs of competing fuels will increase demand for its compliance and low-sulfur coal; expectation of improved market conditions for the price of coal; expectation that the company will continue to have adequate liquidity from its cash flow from operations, together with available borrowings under its credit facilities, to finance the company's working capital needs; a variety of operational, geologic, permitting, labor and weather related factors; and the other risks and uncertainties which are described from time to time in the company's reports filed with the Securities and Exchange Commission.